SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 28, 2012

H. J. HEINZ COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 PPG Place, Suite 3100 Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

412-456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on August 28, 2012 in Pittsburgh, Pennsylvania. The matters voted on and the results of the vote were as follows:

1.	Our shareholders re-elected the following directors to each serve until the next Annual Meeting of Shareholders or until a successor is elected or qualified.

	Number of Votes
	For	Against	Abstain	Broker Non-Votes
William R. Johnson	207,351,857	7,000,098	1,322,728	54,782,153

Charles E. Bunch	206,478,923	8,116,362	1,079,398	54,782,153

Leonard S. Coleman, Jr.	195,761,238	18,828,359	1,085,086	54,782,153

John G. Drosdick	213,153,267	1,425,962	1,095,454	54,782,153

Edith E. Holiday	192,289,469	22,308,067	1,077,147	54,782,153

Candace Kendle	205,663,380	8,921,653	1,089,650	54,782,153

Dean R. O’Hare	209,328,261	5,264,928	1,081,494	54,782,153

Nelson Peltz	211,765,457	2,752,159	1,157,067	54,782,153

Dennis H. Reilley	208,948,176	5,676,298	1,050,209	54,782,153

Lynn C. Swann	212,615,831	1,888,738	1,170,114	54,782,153

Thomas J. Usher	209,071,978	5,547,700	1,055,005	54,782,153

Michael F. Weinstein	209,259,097	5,250,566	1,165,020	54,782,153

2.	Our shareholders ratified the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for Fiscal Year 2013.

Number of Votes
For	Against	Abstain	Broker Non-Votes
264,108,380	5,179,265	1,169,191	0

3.	Our shareholders approved the H. J. Heinz Company Fiscal Year 2013 Stock Incentive Plan.

Number of Votes
For	Against	Abstain	Broker Non-Votes
200,243,963	13,477,668	1,952,508	54,782,697

4.	Our shareholders re-approved the performance measures included in the H. J. Heinz Company Third Amended and Restated Fiscal Year 2003 Stock Incentive Plan.

Number of Votes
For	Against	Abstain	Broker Non-Votes
204,558,385	8,973,469	2,141,765	54,783,217

5.	Our shareholders approved, on an advisory basis, the Company’s named executive officer compensation.

Number of Votes
For	Against	Abstain	Broker Non-Votes
165,878,752	45,030,958	4,759,463	54,787,663

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H.J. HEINZ COMPANY

By:	/s/ Theodore N. Bobby
Theodore N. Bobby
Executive Vice President,
General Counsel and Corporate Secretary

Dated: August 28, 2012